Exhibit 99.1

SandRidge Energy, Inc. Reports Financial and Operational Results for Second Quarter and First Six Months of 2012

Mississippian Production Averaged 25.2 MBoe per Day in the Second Quarter, a 31% Increase from the Previous Quarter

Drilled Five Second Quarter Mississippian Wells in Three Counties with 30-day IPs Over 1,000 Boe per Day

Record Oil and Total Production of 4.6 MMBbls and 8.2 MMBoe in the Second Quarter

Increasing 2012 Production Guidance by 700 MBoe to 33 MMBoe, a 54% Increase in Oil Production and a 41% Increase in Total Production from 2011

Oklahoma City, Oklahoma, August 2, 2012 – SandRidge Energy, Inc. (NYSE: SD) today announced financial and operational results for the quarter and six months ended June 30, 2012.

Key Financial Results

Second Quarter

•	Adjusted EBITDA of $269 million for second quarter 2012 compared to $157 million in second quarter 2011.

•	Operating cash flow of $222 million for second quarter 2012 compared to $136 million in second quarter 2011.

•

Net income available to common stockholders of $809 million, or $1.47 per diluted share, for second quarter 2012 compared to net income available to common stockholders of $196 million, or $0.42 per diluted share, in second quarter 2011.

•	Adjusted net income of $36.8 million, or $0.07 per diluted share, for second quarter 2012 compared to adjusted net loss of $1.6 million, or $0.00 per diluted share, in second quarter 2011.

Six Months

•	Adjusted EBITDA of $454 million for the first six months of 2012 compared to $308 million in the first six months of 2011.

•	Operating cash flow of $373 million for the first six months of 2012 compared to $239 million in the first six months of 2011.

•

Net income available to common stockholders of $577 million, or $1.14 per diluted share, for the first six months of 2012 compared to net loss applicable to common stockholders of $120 million, or $0.30 per diluted share, in the first six months of 2011.

•

Adjusted net income of $58.1 million, or $0.11 per diluted share, for the first six months of 2012 compared to adjusted net loss of $6.2 million, or $0.01 per diluted share, in the first six months of 2011.

Adjusted net income available (loss applicable) to common stockholders, adjusted EBITDA and operating cash flow are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” beginning on page 9.

Highlights

•	Mississippian daily average production grew 31% quarter over quarter and 199% from the comparable period in 2011

•	Current liquidity of $1.3 billion with cash balance of approximately $300 million. At June 30, no borrowings were outstanding under the credit facility and the leverage ratio was 2.9x

•	For the second half of 2012, 81% of projected oil production is hedged at over $100 per barrel and another 37 million barrels of oil are hedged from 2013 to 2015

•	Completed IPO of SandRidge Mississippian Trust II and sold units of SandRidge Mississippian Trust I raising $615 million in total net proceeds

•	Raised $130 million through the sale of non-core Tertiary assets producing approximately 1,100 Boe per day

•	Increasing 2012 production guidance to 33.0 MMBoe from 32.3 MMBoe and increasing 2012 capital expenditure guidance to $2.1 billion from $1.85 billion

•	Decreasing the 2012 mid-point Lifting cost guidance by 6%

Drilling Activities

SandRidge averaged 43 rigs operating during the second quarter of 2012 and drilled 297 wells. The company drilled a total of 547 wells during the first six months of 2012. A total of 317 gross (280 net) operated wells were completed and brought on production during the second quarter of 2012, bringing the total number of operated wells completed and brought on production during 2012 to 557 gross (493 net) wells.

Mississippian Play. During the second quarter of 2012, SandRidge drilled 91 horizontal wells: 71 in Oklahoma and 20 in Kansas. This brings the total horizontal wells drilled during the first half of the year to 159 wells. Additionally, SandRidge drilled 20 disposal wells during the second quarter for a total of 37 disposal wells in the first half of 2012. To date, 872 horizontal wells have been drilled in the Mississippian play, including 392 drilled by SandRidge. SandRidge has an inventory of approximately 8,000 drilling locations on approximately 1.7 million net acres. The company presently has 33 rigs operating in the play: 19 drilling horizontal wells in Oklahoma, 10 drilling horizontal wells in Kansas and four drilling disposal wells. The company plans to drill approximately 380 horizontal wells in the Mississippian play during 2012 and exit the year with 33 rigs drilling horizontal wells.

Permian Basin. The company drilled 206 wells during the second quarter of 2012 and currently holds approximately 225,000 net acres in the play. SandRidge plans to operate an average of 12 rigs in the Permian Basin throughout the year and plans to drill approximately 750 wells in 2012. The rigs will operate on the Central Basin Platform drilling primarily Grayburg/San Andres vertical wells at depths ranging from 4,500 feet to 7,500 feet.

Gulf of Mexico. SandRidge plans to drill 9 operated wells and participate in the drilling of 3 non-operated wells during the second half of 2012. Additionally, SandRidge performed 10 operated recompletions during the second quarter and plans to perform 7 additional operated recompletions through the remainder of the year for a total of 17 operated recompletions. SandRidge also expects to participate in 11 non-operated recompletions during 2012.

Operational and Financial Statistics

Information regarding the company’s production, pricing, costs and earnings is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Production
Oil (MBbl) (1)	4,556	2,767	7,982	5,348
Natural gas (MMcf)	21,903	17,239	37,648	34,505
Oil equivalent (MBoe)	8,206	5,640	14,257	11,099
Daily production (MBoed)	90.2	62.0	78.3	61.3

Average price per unit
Realized oil price per barrel - as reported (1)	$85.35	$89.09	$87.34	$84.59
Realized impact of derivatives per barrel (1)	4.41	(12.83)	0.92	(10.26)

Net realized price per barrel (1)	$89.76	$76.26	$88.26	$74.33

Realized natural gas price per Mcf - as reported	$1.87	$3.81	$1.96	$3.67
Realized impact of derivatives per Mcf	0.52	(0.50)	0.41	(0.21)

Net realized price per Mcf	$2.39	$3.31	$2.37	$3.46

Realized price per Boe - as reported	$52.37	$55.34	$54.09	$52.17

Net realized price per Boe - including impact of derivatives	$56.21	$47.52	$55.68	$46.58

Average cost per Boe
Lease operating	$14.93	$14.51	$14.43	$14.04
Production taxes	1.34	2.25	1.63	2.09
General and administrative
General and administrative, excluding stock-based compensation (2)	6.07	5.00	6.22	4.85
Stock-based compensation	1.45	1.68	1.63	1.65
Depletion (3)	17.94	13.51	16.62	13.52

Lease operating cost per Boe
Excluding offshore and tertiary recovery	$12.42	$13.24	$12.79	$12.97
Offshore operations	22.50	64.62	23.09	43.02
Tertiary recovery operations (4)	32.97	33.37	31.93	37.28

Earnings per share
Earnings (loss) per share applicable to common stockholders
Basic	$1.75	$0.49	$1.34	$(0.30)
Diluted	1.47	0.42	1.14	(0.30)

Adjusted net income (loss) per share available (applicable) to common stockholders
Basic	$0.05	$(0.04)	$0.07	$(0.09)
Diluted	0.07	(0.00)	0.11	(0.01)
Weighted average number of common shares outstanding (in thousands)
Basic	461,008	398,435	430,802	398,343
Diluted (5)	560,640	495,982	530,378	495,781

(1)	Includes NGLs.
(2)

Includes transaction costs of $11.7 million and $1.7 million for the three-month periods ended June 30, 2012 and 2011, respectively, and $14.6 million and $3.1 million for the six-month periods ended June 30, 2012 and 2011, respectively.

(3)	Includes accretion of asset retirement obligation.
(4)	Tertiary recovery properties sold June 2012.
(5)	Includes shares considered antidilutive for calculating earnings per share in accordance with GAAP for certain periods presented.

Discussion of Second Quarter 2012 Financial Results

Oil and natural gas revenue increased 38% to $430 million in second quarter 2012 from $312 million in the same period of 2011 as a result of increased oil production. Oil production increased 65% to 4.6 MMBbls from second quarter 2011 production of 2.8 MMBbls mainly due to continued development of the company’s properties in the Mississippian play and Permian Basin and production contributed by the acquisition of Dynamic Offshore Resources, LLC (“Dynamic”) in April 2012. Second quarter 2012 total production increased 45% to 8.2 MMBoe from 5.6 MMBoe in second quarter 2011. Realized reported prices, which exclude the impact of derivative settlements, were $85.35 per barrel and $1.87 per Mcf during second quarter 2012. Realized reported prices in the same period of 2011 were $89.09 per barrel and $3.81 per Mcf.

Second quarter 2012 production expense was $14.93 per Boe compared to second quarter 2011 production expense of $14.51 per Boe. The increase was primarily due to the additional costs related to Dynamic’s offshore operations. Excluding the impact of offshore and tertiary operations, production expense decreased to $12.42 per Boe in second quarter 2012 from $13.24 per Boe in the same period of 2011. The six percent decrease was the result of improving efficiencies throughout the company’s core operations in the Mississippian play and Permian Basin.

Depletion per unit in second quarter 2012 was $17.94 per Boe compared to $13.51 per Boe in the same period of 2011. The increase in rate per unit primarily resulted from the addition of Dynamic’s properties to the company’s depletable asset base and, to a lesser extent, from non-core asset sales in the first half of 2012 and the fourth quarter of 2011.

Capital Expenditures

The table below summarizes the company’s capital expenditures for the three and six-month periods ended June 30, 2012 and 2011:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)
Drilling and production
Mid-Continent	$215,985	$144,777	$435,436	$246,704
Permian Basin	180,987	166,937	343,306	337,759
Gulf of Mexico	41,114	98	41,114	122
WTO/Tertiary/Other	15,534	8,318	28,391	25,109

	453,620	320,130	848,247	609,694

Leasehold and seismic
Mid-Continent	56,886	70,521	144,625	167,630
Permian Basin	5,192	15,335	8,148	20,502
Gulf of Mexico	9,820	1	9,820	56
WTO/Tertiary/Other	912	2,874	2,775	6,305

	72,810	88,731	165,368	194,493

Pipe inventory (1)	(8,376)	4,376	(3,727)	8,087

Total exploration and development (2)	518,054	413,237	1,009,888	812,274

Drilling and oil field services	5,836	8,030	13,752	14,793
Midstream	17,754	4,462	41,729	8,635
Other - general	20,410	18,167	66,343	24,363

Total capital expenditures, excluding acquisitions	562,054	443,896	1,131,712	860,065

Acquisitions (3)	751,064	7,601	761,575	9,149

Total capital expenditures	$1,313,118	$451,497	$1,893,287	$869,214

Plugging and abandonment	$21,721	$2,595	$25,142	$5,038

(1)	Pipe inventory expenditures for the three and six-month periods ended June 30, 2012 represent transfers of pipe inventory to the full cost pool for use in drilling and production activities.
(2)

Exploration and development expenditures for the six-month periods ended June 30, 2012 and 2011 exclude $10.0 million and $19.0 million, respectively, of estimated loss on Century Plant construction contract.

(3)

Acquisition expenditures for the three and six-month periods ended June 30, 2012 exclude common stock valued at approximately $542.1 million issued in connection with and tax liability adjustments resulting from the Dynamic acquisition.

Derivative Contracts

The tables below set forth the company’s consolidated oil and natural gas price and basis swaps and collars for the third and fourth quarters of 2012 and the years 2012 through 2015 as of July 31, 2012 and include contracts that have been novated to or the benefits of which have been conveyed to SandRidge sponsored royalty trusts.

	Quarter Ending
	9/30/2012	12/31/2012
Oil:
Swap Volume (MMBbls)	4.05	4.20
Swap	$100.52	$100.67

Collar Volume (MMBbls)	0.06	0.05
Collar: High	$114.00	$114.00
Collar: Low	$85.00	$85.00

LLS Basis Volume (MMBbls)	0.38	0.37
Swap	$17.48	$17.49

Natural Gas:
Swap Volume (Bcf)	20.85	22.05
Swap	$2.81	$3.14

Collar Volume (Bcf)	2.16	2.27
Collar: High	$6.58	$6.58
Collar: Low	$4.04	$4.09

	Year Ending
	12/31/2012	12/31/2013	12/31/2014	12/31/2015
Oil:
Swap Volume (MMBbls)	15.02	18.52	6.78	5.08
Swap	$100.22	$96.24	$92.15	$83.69

Collar Volume (MMBbls)	0.17	0.17	—	—
Collar: High	$114.00	$102.50	—	—
Collar: Low	$85.00	$80.00	—	—

Three-way Collar Volume (MMBbls)	—	—	6.57	—
Call Price	—	—	$100.00	—
Put Price	—	—	$90.05	—
Short Put Price	—	—	$70.00	—

LLS Basis Volume (MMBbls)	1.50	—	—	—
Swap	$17.27	—	—	—

Natural Gas:
Swap Volume (Bcf)	52.95	13.50	—	—
Swap	$3.10	$3.51	—	—

Collar Volume (Bcf)	5.84	6.86	0.94	1.01
Collar: High	$6.59	$6.71	$7.78	$8.55
Collar: Low	$4.08	$3.78	$4.00	$4.00

Balance Sheet

The company’s capital structure at June 30, 2012 and December 31, 2011 is presented below:

	June 30,	December 31,
	2012	2011
	(in thousands)
Cash and cash equivalents	$421,073	$207,681

Current maturities of long-term debt	$—	$1,051
Long-term debt (net of current maturities)
Senior credit facility	—	—
Mortgage	—	14,978
Senior Notes
Senior Floating Rate Notes due 2014	350,000	350,000
9.875% Senior Notes due 2016, net	355,591	354,579
8.0% Senior Notes due 2018	750,000	750,000
8.75% Senior Notes due 2020, net	443,841	443,568
7.5% Senior Notes due 2021	900,000	900,000
8.125% Senior Notes due 2022	750,000	—

Total debt	3,549,432	2,814,176

Stockholders’ equity
Preferred stock	8	8
Common stock	475	399
Additional paid-in capital	5,202,119	4,568,856
Treasury stock, at cost	(6,925)	(6,158)
Accumulated deficit	(2,360,172)	(2,937,094)

Total SandRidge Energy, Inc. stockholders’ equity	2,835,505	1,626,011

Noncontrolling interest	1,586,573	922,939

Total capitalization	$7,971,510	$5,363,126

During the second quarter of 2012, the company’s debt, net of cash balances, increased by approximately $522 million primarily as a result of the issuance of $750 million of senior notes to fund the cash portion of the Dynamic acquisition. On July 31, 2012, the company had no amount drawn under its $1.0 billion senior credit facility and approximately $300 million of cash, leaving approximately $1.3 billion of available liquidity. The company was in compliance with all applicable covenants contained in its debt agreements during the six months ended June 30, 2012 and through and as of the date of this release.

Operational Guidance

The company is updating certain 2012 guidance provided on May 3, 2012.

	Year Ending December 31, 2012
	Previous Projection as of May 3, 2012	Updated Projection as of August 2, 2012
Production
Oil (MMBbls) (1)	18.2	18.2
Natural Gas (Bcf)	84.8	88.8

Total (MMBoe)	32.3	33.0

Differentials
Oil (1)	$9.00	$9.00
Natural Gas	0.50	0.50

Costs per Boe
Lifting	$16.10 - $17.80	$15.00 - $17.00
Production Taxes	1.75 - 1.95	1.75 - 1.95
DD&A - oil & gas	15.90 - 17.65	16.50 - 18.25
DD&A - other	1.75 - 1.95	1.75 - 1.95

Total DD&A	$17.65 - $19.60	$18.25 - $20.20
G&A - cash	4.30 - 4.75	4.70 - 5.20
G&A - stock	1.15 - 1.30	1.15 - 1.30

Total G&A	$5.45 - $6.05	$5.85 - $6.50
Interest Expense	$8.70 - $9.60	$8.70 - $9.60
EBITDA from Oilfield Services, Midstream and Other ($ in millions) (2)	$43.5	$50.0
Adjusted Net Income Attributable to Noncontrolling Interest ($ in millions) (3)	$142.6	$134.2
P&A Cash Cost ($ in millions)	$35.2	$60.0

Corporate Tax Rate	0%	0%
Deferral Rate	0%	0%

Shares Outstanding at End of Period (in millions)
Common Stock	493.0	493.0
Preferred Stock (as converted)	90.1	90.1

Fully Diluted	583.1	583.1

Capital Expenditures ($ in millions)
Exploration and Production	$1,550	$1,700
Land and Seismic	145	200

Total Exploration and Production	$1,695	$1,900
Oil Field Services	20	30
Midstream and Other	135	170

Total Capital Expenditures, Excluding Acquisitions	$1,850	$2,100

(1)	Includes NGLs.
(2)

EBITDA from Oilfield Services, Midstream and Other is a non-GAAP financial measure as it excludes from net income interest expense, income tax expense and depreciation, depletion and amortization. The most directly comparable GAAP measure for EBITDA from Oilfield Services, Midstream and Other is Net Income from Oilfield Services, Midstream and Other. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods and/or does not forecast the excluded items on a segment basis.

(3)

Adjusted Net Income Attributable to Noncontrolling Interest is a non-GAAP financial measure as it excludes unrealized gain or loss on derivative contracts and gain or loss on sale of assets. The most directly comparable GAAP measure for Adjusted Net Income Attributable to Noncontrolling Interest is Net Income Attributable to Noncontrolling Interest. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

2012 Guidance Update: The production guidance increase reflects current year acquisitions, divestitures, and better than expected performance from the company’s core assets. Lifting cost projections have decreased due to improved efficiencies throughout the company’s core operations and the delay of costs relating to CO2 delivery obligations at the Century Plant. DD&A – oil and gas projections have increased primarily as a result of changes in the company’s depletion rate as a result of the Dynamic acquisition and the sale of the company’s Tertiary assets. G&A – cash projections have increased to include transaction costs associated with acquisition and divestiture activity and the Mississippian Trust II initial public offering. The projection for EBITDA from oilfield services, midstream and other increased to reflect improved drilling profit margins and higher third party working interests. Projected P&A cash costs increased due to accelerated P&A activity on offshore properties. Capital expenditures projections increased to $2.1 billion from $1.85 billion primarily due to accelerated infrastructure activity resulting from drilling success in the Mississippian play.

Non-GAAP Financial Measures

Operating cash flow, adjusted EBITDA, adjusted net income available (loss applicable) to common stockholders and adjusted net income attributable to noncontrolling interest are non-GAAP financial measures.

The company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities and adjusted for cash (paid) received on financing derivatives. It defines EBITDA as net income (loss) before income tax benefit, interest expense and depreciation, depletion, amortization and accretion of asset retirement obligation. Adjusted EBITDA, as presented herein, is EBITDA excluding interest income, realized gains on early settlements of derivative contracts, non-cash realized losses on amended derivative contracts, non-cash realized losses on financing derivatives, loss (gain) on sale of assets, transaction costs, bargain purchase gain, loss on extinguishment of debt and other various non-cash items (including non-cash portion of noncontrolling interest, stock-based compensation, unrealized (gains) losses on derivative contracts, provision for doubtful accounts and inventory obsolescence).

Operating cash flow and adjusted EBITDA are supplemental financial measures used by the company’s management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the company’s ability to internally fund exploration and development activities and to service or incur additional debt. The company also uses these measures because operating cash flow and adjusted EBITDA relate to the timing of cash receipts and disbursements that the company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow and adjusted EBITDA allow the company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. These measures should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA should not be considered as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, the company’s adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Management also uses the supplemental financial measure of adjusted net income available (loss applicable) to common stockholders, which excludes unrealized (gains) losses on derivative contracts, realized gains on early settlements of derivative contracts, bargain purchase gain, tax benefit resulting from acquisition, financing commitment fees, non-cash realized losses on financing derivatives, transaction costs, loss on extinguishment of debt, non-cash realized losses on amended derivative contracts and loss (gain) on sale of assets from income available (loss applicable) to common stockholders. Management uses this financial measure as an indicator of the company’s operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income available (loss applicable) to common stockholders is not a measure of financial performance under GAAP and should not be considered a substitute for income available (loss applicable) to common stockholders.

The supplemental measure of adjusted net income attributable to noncontrolling interest is used by the company’s management to measure the impact on the company’s financial results of the ownership by third parties of interests in the company’s less than wholly-owned consolidated subsidiaries. Adjusted net income attributable to noncontrolling interest excludes the portion of unrealized gains attributable to third party ownership in less than wholly-owned consolidated subsidiaries from net income attributable to noncontrolling interest. Adjusted net income attributable to noncontrolling interest is not a measure of financial performance under GAAP and should not be considered a substitute for net income attributable to noncontrolling interest.

The tables below reconcile the most directly comparable GAAP financial measures to operating cash flow, EBITDA and adjusted EBITDA, adjusted net income available (loss applicable) to common stockholders and adjusted net income attributable to noncontrolling interest.

Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)
Net cash provided by operating activities	$186,796	$177,880	$417,706	$257,542

Add (deduct)
Cash (paid) received on financing derivatives	(43,678)	4,124	(45,312)	5,438
Changes in operating assets and liabilities	78,982	(46,343)	1,012	(23,678)

Operating cash flow	$222,100	$135,661	$373,406	$239,302

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)
Net income (loss)	$822,863	$210,016	$604,685	$(92,328)

Adjusted for
Income tax benefit	(103,658)	(7,054)	(103,587)	(6,967)
Interest expense (1)	71,252	61,369	139,673	122,576
Depreciation and amortization - other	15,348	13,275	29,860	26,368
Depreciation and depletion - oil and natural gas	139,260	73,826	226,326	145,286
Accretion of asset retirement obligation	7,965	2,360	10,572	4,786

EBITDA	953,030	353,792	907,529	199,721

Provision for doubtful accounts	419	1,594	553	1,596
Inventory obsolescence	—	20	48	20
Interest income	(438)	(38)	(540)	(43)
Stock-based compensation	11,052	8,881	21,575	17,099
Unrealized (gains) losses on derivative contracts	(582,975)	(187,904)	(455,138)	79,350
Realized gains on early settlements of derivative contracts	(57,292)	(25,825)	(57,292)	(35,201)
Non-cash realized losses on amended derivative contracts	—	—	117,108	—
Non-cash realized losses on financing derivatives	2,467	404	3,811	2,847
Other non-cash income	507	109	(1,853)	(51)
Loss (gain) on sale of assets	300	(524)	3,380	(725)
Transaction costs	11,694	1,745	14,595	3,087
Bargain purchase gain	(124,446)	—	(124,446)	—
Loss on extinguishment of debt	—	2,051	—	38,232
Non-cash portion of noncontrolling interest (2)	54,447	2,245	24,853	2,245

Adjusted EBITDA	$268,765	$156,550	$454,183	$308,177

(1)

Excludes unrealized (gains) losses on interest rate swaps of ($2.2) million and $0.4 million for the three-month periods ended June 30, 2012 and 2011, respectively, and ($3.6) million and ($1.4) million for the six-month periods ended June 30, 2012 and 2011, respectively.

(2)	Represents depreciation and depletion, unrealized (gains) losses on commodity derivative contracts and income tax expense attributable to noncontrolling interests.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)
Net cash provided by operating activities	$186,796	$177,880	$417,706	$257,542

Changes in operating assets and liabilities	78,982	(46,343)	1,012	(23,678)
Interest expense (1)	71,252	61,369	139,673	122,576
Realized gains on early settlements of non-financing derivative contracts	(31,050)	(25,825)	(31,050)	(35,201)
Transaction costs	11,694	1,745	14,595	3,087
Noncontrolling interest - SDT (2)	(13,319)	(11,031)	(27,241)	(11,031)
Noncontrolling interest - SDR (2)	(12,870)	—	(12,870)	—
Noncontrolling interest - PER (2)	(18,404)	—	(36,103)	—
Noncontrolling interest - Other (2)	36	122	109	115
Other non-cash items	(4,352)	(1,367)	(11,648)	(5,233)

Adjusted EBITDA	$268,765	$156,550	$454,183	$308,177

(1)

Excludes unrealized (gains) losses on interest rate swaps of ($2.2) million and $0.4 million for the three-month periods ended June 30, 2012 and 2011, respectively, and ($3.6) million and ($1.4) million for the six-month periods ended June 30, 2012 and 2011, respectively.

(2)	Excludes depreciation and depletion, unrealized (gains) losses on commodity derivative contracts and income tax expense attributable to noncontrolling interests.

Reconciliation of Income Available (Loss) Applicable to Common Stockholders to Adjusted Net Income Available (Loss Applicable) to Common Stockholders

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Income available (loss applicable) to common stockholders	$808,982	$196,135	$576,922	$(120,149)
Tax benefit resulting from acquisition	(103,328)	(6,986)	(103,328)	(6,986)
Unrealized (gains) losses on derivative contracts (1)	(515,144)	(182,374)	(409,327)	84,880
Realized gains on early settlements of derivative contracts	(57,292)	(25,825)	(57,292)	(35,201)
Non-cash realized losses on amended derivative contracts	—	—	117,108	—
Non-cash realized losses on financing derivatives	2,467	404	3,811	2,847
Loss (gain) on sale of assets	300	(524)	3,380	(725)
Transaction costs	11,694	1,745	14,595	3,087
Financing commitment fees	—	—	10,875	—
Bargain purchase gain	(124,446)	—	(124,446)	—
Loss on extinguishment of debt	—	2,051	—	38,232
Other non-cash income	—	—	(1,785)	—
Effect of income taxes	(275)	(64)	(191)	21

Adjusted net income available (loss applicable) to common stockholders	22,958	(15,438)	30,322	(33,994)
Preferred stock dividends	13,881	13,881	27,763	27,821

Total adjusted net income (loss)	$36,839	$(1,557)	$58,085	$(6,173)

Weighted average number of common shares outstanding
Basic	461,008	398,435	430,802	398,343
Diluted (2)	560,640	495,982	530,378	495,781

Total adjusted net income (loss)
Per share - basic	$0.05	$(0.04)	$0.07	$(0.09)

Per share - diluted	$0.07	$(0.00)	$0.11	$(0.01)

(1)	Excludes unrealized (gains) losses on commodity derivative contracts attributable to noncontrolling interests.
(2)	Weighted average fully diluted common shares outstanding for certain periods presented includes shares that are considered antidilutive for calculating earnings per share in accordance with GAAP.

Reconciliation of Net Income Attributable to Noncontrolling Interest to Adjusted Net Income Attributable to Noncontrolling Interest

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Net income attributable to noncontrolling interest	$99,004	$13,154	$100,958	$13,160
Unrealized gain on commodity derivative contracts	(67,830)	(5,530)	(45,811)	(5,530)

Adjusted net income attributable to noncontrolling interest	$31,174	$7,624	$55,147	$7,630

Conference Call Information

The company will host a conference call to discuss these results on Friday, August 3, 2012 at 8:00 am CDT. The telephone number to access the conference call from within the U.S. is 888-396-2298 and from outside the U.S. is 617-847-8708. The pass code for the call is 58387571. An audio replay of the call will be available from August 3, 2012 until 11:59 pm CDT on September 3, 2012. The number to access the conference call replay from within the U.S. is 888-286-8010 and from outside the U.S. is +1-617-801-6888. The pass code for the replay is 45788862.

A live audio webcast of the conference call also will be available via SandRidge’s website, www.sandridgeenergy.com, under Investor Relations/Events. The webcast will be archived for replay on the company’s website for 30 days.

Conference Participation

SandRidge Energy, Inc. will participate in the following upcoming events:

•	August 6, 2012 – Tuohy Brothers 2012 Energy Conference; New York, NY

•	August 8, 2012 – TPH 2012 Hotter ‘N Hell Energy Conference; Houston, TX

•	August 14, 2012 – Enercom’s The Oil & Gas Conference®; Denver, CO

•	August 30, 2012 – Hodges Capital Investment Forum; Dallas, TX

•	September 5, 2012 – Barclays’ 2012 CEO Energy-Power Conference; New York, NY

•	September 13, 2012 – Barclays’ European High Yield & Leveraged Finance Conference; London, UK

•	October 2, 2012 – Johnson Rice & Co. 2012 Energy Conference; New Orleans, LA

•	October 4, 2012 – Credit Suisse 2012 Global Credit Products Conference; Miami, FL

At 8:00 am Central Time on the day of each presentation, the corresponding slides and any webcast information will be accessible on the Investor Relations portion of the company’s website at www.sandridgeenergy.com. Please check the website for updates regularly as this schedule is subject to change. Also, please note that SandRidge Energy, Inc. intends for its website to be used as a reliable source of information for all future events in which it may participate as well as updated presentations regarding the company. Slides and webcasts (where applicable) will be archived and available for at least 30 days after each use or presentation.

Third Quarter 2012 Earnings Release and Conference Call

November 8, 2012 (Thursday) – Earnings press release after market close

November 9, 2012 (Friday) – Earnings conference call at 8:00 am CST

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(Unaudited)
Revenues
Oil and natural gas	$429,758	$312,111	$771,123	$579,053
Drilling and services	33,632	28,537	62,941	49,571
Midstream and marketing	8,852	16,313	17,158	38,570
Other	6,192	7,813	8,847	10,427

Total revenues	478,434	364,774	860,069	677,621
Expenses
Production	122,481	81,834	205,791	155,791
Production taxes	11,001	12,666	23,255	23,242
Drilling and services	19,241	18,058	36,802	33,099
Midstream and marketing	8,559	15,873	16,513	38,156
Depreciation and depletion - oil and natural gas	139,260	73,826	226,326	145,286
Depreciation and amortization - other	15,348	13,275	29,860	26,368
Accretion of asset retirement obligation	7,965	2,360	10,572	4,786
General and administrative	61,716	37,678	112,017	72,091
(Gain) loss on derivative contracts	(669,850)	(169,988)	(415,204)	107,640
Loss (gain) on sale of assets	300	(524)	3,380	(725)

Total expenses	(283,979)	85,058	249,312	605,734

Income from operations	762,413	279,716	610,757	71,887

Other income (expense)
Interest expense	(68,569)	(61,687)	(135,534)	(121,124)
Bargain purchase gain	124,446	—	124,446	—
Loss on extinguishment of debt	—	(2,051)	—	(38,232)
Other (expense) income, net	(81)	138	2,387	1,335

Total other income (expense)	55,796	(63,600)	(8,701)	(158,021)

Income (loss) before income taxes	818,209	216,116	602,056	(86,134)
Income tax benefit	(103,658)	(7,054)	(103,587)	(6,967)

Net income (loss)	921,867	223,170	705,643	(79,167)
Less: net income attributable to noncontrolling interest	99,004	13,154	100,958	13,161

Net income (loss) attributable to SandRidge Energy, Inc.	822,863	210,016	604,685	(92,328)
Preferred stock dividends	13,881	13,881	27,763	27,821

Income available (loss applicable) to SandRidge Energy, Inc. common stockholders	$808,982	$196,135	$576,922	$(120,149)

Earnings (loss) per share
Basic	$1.75	$0.49	$1.34	$(0.30)

Diluted	$1.47	$0.42	$1.14	$(0.30)

Weighted average number of common shares outstanding
Basic	461,008	398,435	430,802	398,343

Diluted	560,640	495,982	530,378	398,343

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$421,073	$207,681
Accounts receivable, net	288,332	206,336
Derivative contracts	204,202	4,066
Inventories	4,055	6,903
Costs in excess of billings	14,768	—
Prepaid expenses	33,648	14,099
Other current assets	14,707	2,755

Total current assets	980,785	441,840
Oil and natural gas properties, using full cost method of accounting
Proved	11,197,054	8,969,296
Unproved	948,369	689,393
Less: accumulated depreciation, depletion and impairment	(5,011,661)	(4,791,534)

	7,133,762	4,867,155

Other property, plant and equipment, net	595,250	522,269
Restricted deposits	27,941	27,912
Derivative contracts	98,237	26,415
Goodwill	235,396	235,396
Other assets	107,164	98,622

Total assets	$9,178,535	$6,219,609

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$—	$1,051
Accounts payable and accrued expenses	669,362	506,784
Billings and estimated contract loss in excess of costs incurred	6,321	43,320
Derivative contracts	6,962	115,435
Asset retirement obligation	140,789	32,906

Total current liabilities	823,434	699,496
Long-term debt	3,549,432	2,813,125
Derivative contracts	19,833	49,695
Asset retirement obligation	349,192	95,210
Other long-term obligations	14,566	13,133

Total liabilities	4,756,457	3,670,659

Commitments and contingencies
Equity
SandRidge Energy, Inc. stockholders’ equity
Preferred stock, $0.001 par value, 50,000 shares authorized
8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding at June 30, 2012 and December 31, 2011; aggregate liquidation preference of $265,000	3	3
6.0% Convertible perpetual preferred stock; 2,000 shares issued and outstanding at June 30, 2012 and December 31, 2011; aggregate liquidation preference of $200,000	2	2
7.0% Convertible perpetual preferred stock; 3,000 shares issued and outstanding at June 30, 2012 and December 31, 2011; aggregate liquidation preference of $300,000	3	3
Common stock, $0.001 par value, 800,000 shares authorized; 490,161 issued and 489,191 outstanding at June 30, 2012 and 412,827 issued and 411,953 outstanding at December 31, 2011	475	399
Additional paid-in capital	5,202,119	4,568,856
Treasury stock, at cost	(6,925)	(6,158)
Accumulated deficit	(2,360,172)	(2,937,094)

Total SandRidge Energy, Inc. stockholders’ equity	2,835,505	1,626,011
Noncontrolling interest	1,586,573	922,939

Total equity	4,422,078	2,548,950

Total liabilities and equity	$9,178,535	$6,219,609

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended
	June 30,
	2012	2011
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$705,643	$(79,167)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion and amortization	256,186	171,654
Accretion of asset retirement obligation	10,572	4,786
Debt issuance costs amortization	5,401	5,748
Discount amortization on long-term debt	1,285	1,162
Bargain purchase gain	(124,446)	—
Loss on extinguishment of debt	—	38,232
Deferred income taxes	(103,328)	(6,986)
Unrealized (gain) loss on derivative contracts	(455,138)	79,350
Realized loss on amended derivative contracts	117,108	—
Realized (gain) loss on financing derivatives	(21,125)	1,576
Loss (gain) on sale of assets	3,380	(725)
Investment income	(97)	(67)
Stock-based compensation	23,277	18,301
Changes in operating assets and liabilities	(1,012)	23,678

Net cash provided by operating activities	417,706	257,542

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(1,123,040)	(857,714)
Acquisitions, net of cash received	(761,575)	(9,149)
Proceeds from sale of assets	420,859	369,251

Net cash used in investing activities	(1,463,756)	(497,612)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	750,000	1,725,000
Repayments of borrowings	(16,029)	(1,741,795)
Premium on debt redemption	—	(30,338)
Debt issuance costs	(27,316)	(19,640)
Proceeds from issuance of royalty trust units	587,086	336,892
Proceeds from the sale of royalty trust units	123,549	—
Distributions to royalty trust unitholders	(76,801)	—
Noncontrolling interest distributions	—	(1,501)
Stock issuance expense	—	(231)
Stock-based compensation excess tax benefit	8	7
Purchase of treasury stock	(7,980)	(6,030)
Dividends paid - preferred	(27,763)	(28,980)
Cash (paid) received on settlement of financing derivatives	(45,312)	5,438

Net cash provided by financing activities	1,259,442	238,822

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	213,392	(1,248)
CASH AND CASH EQUIVALENTS, beginning of year	207,681	5,863

CASH AND CASH EQUIVALENTS, end of period	$421,073	$4,615

Supplemental Disclosure of Noncash Investing and Financing Activities
Change in accrued capital expenditures	$8,672	$2,351
Convertible perpetual preferred stock dividends payable	$16,572	$16,572
Adjustment to oil and natural gas properties for estimated contract loss	$10,000	$19,000
Common stock issued in connection with acquisition	$542,138	$—

For further information, please contact:

Kevin R. White

Senior Vice President

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

(405) 429-5515

Cautionary Note to Investors - This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Operational Guidance.” These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include projections and estimates of net income, drilling and recompletion plans, drilling locations, oil and natural gas production, derivative transactions, shares outstanding, pricing differentials, operating costs and capital spending, and tax rates and descriptions of our development plans. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in (a) Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2011, and (b) comparable “risk factors” sections of our Quarterly Reports on Form 10-Q filed thereafter. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. is an oil and natural gas company headquartered in Oklahoma City, Oklahoma with its principal focus on exploration and production. SandRidge and its subsidiaries also own and operate gas gathering and processing facilities and CO2 treating and transportation facilities and conduct marketing and tertiary oil recovery operations. In addition, Lariat Services, Inc., a wholly-owned subsidiary of SandRidge, owns and operates a drilling rig and related oil field services business. SandRidge focuses its exploration and production activities in the Mid-Continent, Permian Basin, Gulf of Mexico, West Texas Overthrust and Gulf Coast. SandRidge’s internet address is www.sandridgeenergy.com.